EXHIBIT 99.1

Spirit Airlines Reports Third Quarter 2017 Results

MIRAMAR, Fla., October 26, 2017 - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported third quarter 2017 financial results.

•	GAAP net income for the third quarter 2017 was $60.2 million ($0.87 per diluted share), or $65.5 million ($0.94 per diluted share)[1] excluding special items.

•	GAAP operating margin for the third quarter 2017 was 15.1 percent, or 16.4 percent excluding special items[1].

•	Spirit ended the third quarter 2017 with unrestricted cash, cash equivalents, and short-term investments of $964.4 million.

•	Spirit's return on invested capital (non-GAAP, before taxes and excluding special items) for the twelve months ended September 30, 2017 was 18.1 percent[2].

“Multiple hurricanes during the third quarter 2017 caused us to cancel over 1,650 flights.  In preparation for Irma, we relocated our Systems Operations Control Center and over 305 team members and their families to our backup facility in Detroit where we ran our operations for about a week.  I am very proud of how the Spirit team pulled together to assist our guests and employees in the regions affected by the storms while keeping the rest of the network running smoothly and still delivering solid financial results.  Excluding the impact of these storms, we estimate our third quarter on-time performance would have been 78.5 percent, a 2.2 percentage point improvement year over year,” said Robert Fornaro, Spirit’s President and Chief Executive Officer.  “It was a challenging quarter on many fronts and I want to thank our entire team for their dedication in going the extra mile to care for our guests and volunteering to assist with the relief efforts.”

Spirit carried over 3,000 guests and more than 800 team members and their families to safety, many of whom were elderly or at risk.  We have transported over a 100,000 pounds of relief supplies in joint efforts with the American Red Cross, Airlink Operation, Puerto Rico Care Lift and many others, have pledged to match donations up to $150,000 to the American Red Cross, and are committed to assist with ongoing relief efforts throughout the Caribbean.

Revenue Performance
For the third quarter 2017, Spirit's total operating revenue was $687.2 million, an increase of 10.6 percent compared to the third quarter 2016, driven by an 11.2 percent increase in flight volume. During the third quarter 2017, Spirit canceled over 1,650 flights related to Hurricanes Harvey, Irma, and Maria. Spirit estimates these hurricanes, together with the revenue overhang from the pilot work action earlier in the year, negatively impacted third quarter 2017 revenue by approximately $40 million and operating income by approximately $39 million.

Total revenue per available seat mile (TRASM) for the third quarter 2017 decreased 6.3 percent compared to the same period last year, primarily driven by lower passenger yields as a result of aggressive competitive pricing action in many of our markets.

On a per passenger flight segment basis, total revenue for the third quarter 2017 decreased 0.5 percent year over year to $108.96 due to ticket revenue per passenger flight segment decreasing 3.2 percent to $56.48, partially offset by non-ticket revenue per passenger flight segment increasing 2.6 percent to $52.48.

Cost Performance
For the third quarter 2017, total GAAP operating expense, including special items of $8.4 million3, increased 20.0 percent, or $97.0 million, year over year to $583.1 million. Adjusted operating expense for the third quarter 2017 increased 20.2 percent, or $96.4 million to $574.8 million4. The year-over-year increase in both GAAP and adjusted operating expense was primarily driven by an increase in flight volume, higher passenger re-accommodation expense (recorded within other operating expenses), and higher fuel rates.

Aircraft fuel expense increased in the third quarter 2017 by 29.9 percent, or $36.5 million, compared to the same period last year, due to a 12.2 percent increase in the cost of fuel per gallon and a 15.3 percent increase in fuel gallons consumed.

Spirit reported third quarter 2017 cost per available seat mile ("ASM"), excluding special items and fuel (“Adjusted CASM ex-fuel”), of 5.42 cents4, a decrease of 1.1 percent compared to the same period last year. The decrease year over year was primarily driven by lower maintenance and salaries, wages, and benefits per ASM, partially offset by higher passenger re-accommodation expense and depreciation and amortization per ASM.

Labor
Spirit and its pilots, represented by the Air Line Pilots Association, remain in open contract negotiations under the supervision of the National Mediation Board.

Fleet
Spirit took delivery of three new A321ceo aircraft and one new A320ceo aircraft and returned one leased A321ceo aircraft during the third quarter 2017, ending the quarter with 107 aircraft in its fleet.

Share Repurchase Authorization
On October 25, 2017, Spirit's Board of Directors authorized a repurchase program of up to $100 million in aggregate value of shares of Common Stock, par value $0.0001 per share, from time to time in open market or privately negotiated transactions. The authorization will expire on October 25, 2018. The timing and amount of any stock repurchases are subject to prevailing market conditions and other considerations.

Recent New Service Announcements
Boston - New Orleans (11/09/17)
Minneapolis-St. Paul - New Orleans (11/09/17)
Newark - New Orleans (11/09/17)
Tampa - New Orleans (11/09/17)
Newark - Las Vegas (11/09/17)
Chicago - West Palm Beach (11/09/17)*

* Seasonal Service Operates 11/9/17- 4/11/18

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, October 26, 2017, at 9:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major U.S. airline, we operate more than 480 daily flights to 60 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income, Adjusted Pre-tax Income, and Adjusted Operating Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital, non-GAAP" table below for more details.

(3)	See "Special Items" table for more details.

(4)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2017	2016	Change	2017	2016	Change
Operating revenues:
Passenger	$356,207	$331,004	7.6	$1,027,891	$900,031	14.2
Non-ticket	331,024	290,325	14.0	952,768	843,574	12.9
Total operating revenues	687,231	621,329	10.6	1,980,659	1,743,605	13.6

Operating expenses:
Salaries, wages and benefits	134,114	120,190	11.6	391,144	349,530	11.9
Aircraft fuel	158,300	121,844	29.9	440,376	321,018	37.2
Aircraft rent	53,396	49,367	8.2	163,032	151,433	7.7
Landing fees and other rents	48,498	39,345	23.3	134,538	114,096	17.9
Depreciation and amortization	36,840	25,304	45.6	103,680	73,370	41.3
Maintenance, materials and repairs	26,176	30,443	(14.0)	81,473	72,010	13.1
Distribution	29,469	25,565	15.3	85,875	73,190	17.3
Special charges	7,853	7,355	nm	12,629	31,609	nm
Loss on disposal of assets	516	423	nm	3,114	1,166	nm
Other operating	87,965	66,277	32.7	268,553	197,833	35.7
Total operating expenses	583,127	486,113	20.0	1,684,414	1,385,255	21.6

Operating income	104,104	135,216	(23.0)	296,245	358,350	(17.3)

Other (income) expense:
Interest expense	15,018	11,362	32.2	41,237	29,588	39.4
Capitalized interest	(3,203)	(3,067)	4.4	(10,125)	(9,163)	10.5
Interest income	(2,605)	(1,222)	113.2	(5,746)	(4,235)	35.7
Other expense	114	180	(36.7)	221	407	(45.7)
Total other (income) expense	9,324	7,253	28.6	25,587	16,597	54.2

Income before income taxes	94,780	127,963	(25.9)	270,658	341,753	(20.8)
Provision for income taxes	34,590	46,581	(25.7)	100,390	125,367	(19.9)

Net income	$60,190	$81,382	(26.0)	$170,268	$216,386	(21.3)
Basic earnings per share	$0.87	$1.17	(25.6)	$2.45	$3.06	(19.9)
Diluted earnings per share	$0.87	$1.17	(25.6)	$2.45	$3.05	(19.7)

Weighted average shares, basic	69,370	69,727	(0.5)	69,363	70,689	(1.9)
Weighted average shares, diluted	69,458	69,808	(0.5)	69,537	70,832	(1.8)

SPIRIT AIRLINES, INC.
Condensed Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$60,190	$81,382	$170,268	$216,386
Unrealized gain (loss) on short-term investment securities, net of deferred taxes of $7, $3, ($6) and $3	13	4	(11)	4
Interest rate derivative losses reclassified into earnings, net of taxes of $31, $32, $92 and $97	53	56	160	170
Other comprehensive income (loss)	$66	$60	$149	$174
Comprehensive income	$60,256	$81,442	$170,417	$216,560

SPIRIT AIRLINES, INC.
Condensed Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$863,680	$700,900
Short-term investment securities	100,732	100,155
Accounts receivable, net	46,235	41,136
Aircraft maintenance deposits, net	166,386	87,035
Prepaid expenses and other current assets	67,707	46,619
Total current assets	1,244,740	975,845

Property and equipment:
Flight equipment	2,017,888	1,461,525
Ground property and equipment	148,324	126,206
Less accumulated depreciation	(183,065)	(122,509)
	1,983,147	1,465,222
Deposits on flight equipment purchase contracts	304,732	325,688
Long-term aircraft maintenance deposits	138,672	199,415
Deferred heavy maintenance, net	87,566	75,534
Other long-term assets	112,085	110,223
Total assets	$3,870,942	$3,151,927

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$30,961	$15,193
Air traffic liability	276,933	206,392
Current maturities of long-term debt	105,958	84,354
Other current liabilities	249,132	226,011
Total current liabilities	662,984	531,950

Long-term debt, less current maturities	1,214,138	897,359
Deferred income taxes	406,080	308,143
Deferred gains and other long-term liabilities	17,204	19,868
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	557,772	551,004
Treasury stock, at cost	(219,930)	(218,692)
Retained earnings	1,233,901	1,063,633
Accumulated other comprehensive loss	(1,214)	(1,345)
Total shareholders’ equity	1,570,536	1,394,607
Total liabilities and shareholders’ equity	$3,870,942	$3,151,927

SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net income	$170,268	$216,386
Adjustments to reconcile net income to net cash provided by operations:
Losses reclassified from other comprehensive income	252	267
Equity-based compensation	6,723	5,503
Allowance for doubtful accounts (recoveries)	(53)	213
Amortization of deferred gains and losses and debt issuance costs	6,415	3,837
Depreciation and amortization	103,680	73,370
Deferred income tax expense	97,834	77,627
Loss on disposal of assets	3,114	1,166
Lease termination costs	12,629	31,609
Changes in operating assets and liabilities:
Accounts receivable	(5,046)	(7,840)
Aircraft maintenance deposits, net	(28,422)	(38,299)
Prepaid income taxes	(160)	66,218
Long-term deposits and other assets	(81,622)	(43,252)
Accounts payable	13,829	(7,044)
Air traffic liability	70,540	21,963
Other liabilities	16,152	38,317
Other	339	—
Net cash provided by operating activities	386,472	440,041
Investing activities:
Purchase of available-for-sale investment securities	(96,851)	(100,076)
Proceeds from the maturity of available-for-sale investment securities	95,881	—
Proceeds from sale of property and equipment	—	50
Pre-delivery deposits for flight equipment, net of refunds	(121,702)	(109,260)
Capitalized interest	(8,054)	(7,032)
Purchase of property and equipment	(428,061)	(447,455)
Net cash used in investing activities	(558,787)	(663,773)
Financing activities:
Proceeds from issuance of long-term debt	405,827	378,569
Proceeds from stock options exercised	45	92
Payments on debt and capital lease obligations	(63,643)	(29,663)
Excess tax (deficiency) benefit from equity-based compensation	—	(497)
Repurchase of common stock	(1,238)	(102,390)
Debt issuance costs	(5,896)	(107)
Net cash provided by financing activities	335,095	246,004
Net (decrease) increase in cash and cash equivalents	162,780	22,272
Cash and cash equivalents at beginning of period	700,900	803,632
Cash and cash equivalents at end of period	$863,680	$825,904
Supplemental disclosures
Cash payments for:
Interest, net of capitalized interest	$22,541	$26,025
Income taxes paid, net of refunds	$4,352	$(18,169)
Non-cash transactions:
Capital expenditures funded by capital lease borrowings	$(1,370)	$(31)

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended September 30,
Operating Statistics	2017	2016	Change
Available seat miles (ASMs) (thousands)	7,681,312	6,507,204	18.0%
Revenue passenger miles (RPMs) (thousands)	6,452,529	5,599,370	15.2%
Load factor (%)	84.0	86.0	(2.0	) pts
Passenger flight segments (thousands)	6,307	5,674	11.2%
Block hours	112,701	98,586	14.3%
Departures	42,599	38,310	11.2%
Total operating revenue per ASM (TRASM) (cents)	8.95	9.55	(6.3)%
Average yield (cents)	10.65	11.10	(4.1)%
Average ticket revenue per passenger flight segment ($)	56.48	58.34	(3.2)%
Average non-ticket revenue per passenger flight segment ($)	52.48	51.17	2.6%
Total revenue per passenger flight segment ($)	108.96	109.51	(0.5)%
CASM (cents)	7.59	7.47	1.6%
Adjusted CASM (cents) (1)	7.48	7.35	1.8%
Adjusted CASM ex-fuel (cents) (2)	5.42	5.48	(1.1)%
Fuel gallons consumed (thousands)	90,274	78,288	15.3%
Average economic fuel cost per gallon ($)	1.75	1.56	12.2%
Aircraft at end of period	107	89	20.2%
Average daily aircraft utilization (hours)	11.6	12.3	(5.7)%
Average stage length (miles)	1,006	968	3.9%

	Nine Months Ended September 30,
Operating Statistics	2017	2016	Change
Available seat miles (ASMs) (thousands)	21,851,789	18,909,627	15.6%
Revenue passenger miles (RPMs) (thousands)	18,285,588	16,219,093	12.7%
Load factor (%)	83.7	85.8	(2.1	) pts
Passenger flight segments (thousands)	18,083	16,268	11.2%
Block hours	326,033	290,529	12.2%
Departures	123,492	111,495	10.8%
Total operating revenue per ASM (TRASM) (cents)	9.06	9.22	(1.7)%
Average yield (cents)	10.83	10.75	0.7%
Average ticket revenue per passenger flight segment ($)	56.84	55.32	2.7%
Average non-ticket revenue per passenger flight segment ($)	52.69	51.85	1.6%
Total revenue per passenger flight segment ($)	109.53	107.17	2.2%
CASM (cents)	7.71	7.33	5.2%
Adjusted CASM (cents) (1)	7.64	7.15	6.9%
Adjusted CASM ex-fuel (cents) (2)	5.62	5.45	3.1%
Fuel gallons consumed (thousands)	254,871	225,851	12.8%
Average economic fuel cost per gallon ($)	1.73	1.42	21.8%
Average daily aircraft utilization (hours)	11.7	12.6	(7.1)%
Average stage length (miles)	991	978	1.3%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items
(unaudited)

	Three Months Ended
	September 30,
(in thousands)	2017	2016
Operating special items include the following (1):
Loss on disposal of assets	516	423
Special charges	7,853	7,355
Total operating special items	$8,369	$7,778

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except CASM data in cents)	2017	2016
Total operating expenses, as reported	$583,127	$486,113
Less operating special items (1)	8,369	7,778
Adjusted operating expenses, non-GAAP (2)	574,758	478,335
Less: Economic fuel expense	158,300	121,844
Adjusted operating expenses excluding fuel, non-GAAP (3)	$416,458	$356,491

Available seat miles	7,681,312	6,507,204

CASM (cents)	7.59	7.47
Adjusted CASM (cents) (2)	7.48	7.35
Adjusted CASM ex-fuel (cents) (3)	5.42	5.48

(1)	Special items include loss on disposal of assets and special charges. Special charges are primarily related to lease termination costs.

(2)	Excludes operating special items.

(3)	Excludes operating special items and economic fuel expense.

Reconciliation of Adjusted Net Income, Adjusted Pre-Tax Income, and Adjusted Operating Income to GAAP Net Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per share data)	2017	2016
Net income, as reported	$60,190	$81,382
Add: Provision for income taxes	34,590	46,581
Income before income taxes, as reported	94,780	127,963
Pre-tax margin, GAAP	13.8%	20.6%
Add operating special items (1)	$8,369	$7,778
Adjusted income before income taxes, non-GAAP (2)	103,149	135,741
Adjusted pre-tax margin, non-GAAP (2)	15.0%	21.8%
Add: Total other (income) expense	9,324	7,253
Adjusted operating income, non-GAAP(2)	112,473	142,994
Adjusted operating margin, non-GAAP(2)	16.4%	23.0%

Provision for adjusted income taxes (3)	37,644	49,412
Adjusted net income, non-GAAP (2)(3)	$65,505	$86,329

Weighted average shares, diluted	69,458	69,808

Adjusted net income per share, diluted (2)(3)	$0.94	$1.24

Total operating revenues	$687,231	$621,329

(1)	See "Special Items" for more details.

(2)	Excludes operating special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

The Company tracks a non-GAAP calculation of Return on Invested Capital "ROIC", as a way of measuring our efficiency in delivering returns and in allocating capital. We calculate ROIC as Adjusted Operating Income (non-GAAP), divided by Total Invested Capital (non-GAAP), on a pre-tax and after-tax basis, expressed as a percentage.
Because a substantial portion of our aircraft fleet is held under operating leases, which do not appear on the balance sheet, a GAAP-based calculation of our total capital deployed may be considered understated (which would have the effect of overstating ROIC, if calculated solely using GAAP line items). Accordingly, we adjust our total capital, the denominator of the ROIC measurement, by capitalizing operating leases at a multiple of seven times our aircraft rent expense, a measure used commonly in the airline industry and by analysts.
To calculate Adjusted Operating Income (non-GAAP), we add back aircraft rent to GAAP operating income, consistent with the adjustment to total capital discussed above. In order to remove the effects of non-recurring gains and losses that may affect GAAP operating income, we also exclude special items from Adjusted Operating Income (non-GAAP). We present Adjusted Operating Income (non-GAAP) on a pre-tax basis and present Adjusted Operating Income (non-GAAP) on an after-tax basis, using our effective tax rate for the period.

Calculation of Return on Invested Capital, non-GAAP
(unaudited)

Twelve Months Ended
(in thousands)	September 30, 2017
Operating income	$381,556
Add operating special items (1)	24,344
Adjustment for aircraft rent	213,274
Adjusted operating income, non-GAAP	619,174
Tax (37.2%) (2)	230,333
Adjusted operating income, after-tax, non-GAAP	$388,841
Invested capital:
Total debt	$1,320,096
Book equity	1,570,536
Less: Unrestricted cash, cash equivalents & short-term investments	964,412
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,492,918
Total invested capital, non-GAAP	$3,419,138

Return on invested capital (ROIC), pre-tax, non-GAAP	18.1%
Return on invested capital (ROIC), after-tax, non-GAAP (2)	11.4%

(1)	See "Special Items" for more details.

(2)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended September 30, 2017.

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